Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SECOND QUARTER 2009 RESULTS

Toronto, Ontario, August 6, 2009 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the second quarter ended June 30, 2009. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

The Company realized revenues of $257.7 million in the second quarter of 2009 versus second quarter 2008 revenues of $291.9 million, a year over year decrease of 11.7% . After adjusting for revenue declines in non-food operations plus the impact on revenues due to changes in foreign exchange rates and commodity prices, food revenues declined approximately 3% in the second quarter of 2009 versus the second quarter of 2008.

Earnings for the second quarter were $1.8 million or $0.03 per diluted common share versus earnings of $0.7 million or $0.01 per diluted common share in the second quarter of 2008. The results for the second quarter of 2009 include $3.6 million of additional pre-tax costs incurred during the quarter.

Adjusted earnings1 for the second quarter of 2009 were $4.3 million or $0.07 per diluted common share versus adjusted earnings1 in the second quarter of 2008 of $5.1 million or $0.08 per diluted common share. 2009 results reflect the impact of additional pre-tax costs of $3.6 million incurred during the quarter, many of which are expected to provide future benefits to the Company. During the second quarter the Company incurred approximately $1.5 million pre-tax in start-up costs related to the Modesto soymilk processing and packaging facility which commenced commercial production in June 2009. The Company also incurred pre-tax severance and related costs of approximately $0.7 million as it continues to position the business for improved future performance. In addition, pre-tax costs of approximately $0.7 million were incurred related to the investment in the revitalization and re-launch of a number of company owned natural health products brands. The Company also incurred legal and professional fees of approximately $0.7 million related to a legal action in the SunOpta BioProcess Group and costs related to ongoing matters related to the 2007 financial restatement. 2008 adjusted earnings1 reflect pre-tax costs of $6.4 million related to the Company’s investigation and actions into the write down in the SunOpta Fruit Group Berry Operations and subsequent financial restatement, as well as severance.

1Adjusted earnings is not a GAAP measure. SunOpta believes adjusted earnings (adjusted for the impact of non recurring start-up and operational costs, severance and closure costs, marketing costs in support of brand relaunches and certain professional fees) provides useful information to understand the underlying performance of the business and as a result these items have been adjusted. A reconciliation of this non-GAAP measure to GAAP is included on the last page of this release.

For the six months ended June 30, 2009, the Company realized revenues of $489.8 million versus revenues of $522.4 million for the six months ended June 30, 2008. After adjusting for the April 2008 acquisition of The Organic Corporation, revenue declines in non-core food operations and the impact on revenues due to changes in foreign exchange rates and commodity prices, food revenues have declined approximately 1% versus the same period in 2008.

Earnings for the six months ended June 30, 2009 were $0.1 million or $0.00 per diluted common share versus earnings of $2.2 million or $0.03 per diluted common share in the comparable period in 2008. The 2009 results reflect the impact of $5.9 million of additional pre-tax costs incurred during the first six months.

Adjusted earnings1 for the six months ended June 30, 2009 were $4.1 million or $0.06 per diluted common share versus adjusted earnings1 in the comparable period in 2008 of $7.5 million or $0.12 per diluted common share. 2009 results reflect the impact of additional pre-tax costs of $5.9 million. During the six months ended June 30, 2009 the Company incurred approximately $2.5 million pre-tax in start-up costs related to the Modesto soymilk processing and packaging facility which commenced commercial production in June 2009. The Company also incurred pre-tax severance and related costs of approximately $1.5 million within a number of its operating segments as it continues to position the business for improved future performance. In addition, pre-tax costs of approximately $1.2 million were incurred related to the investment in the revitalization and re-launch of a number of company owned natural health products brands. The Company also incurred legal and professional fees of approximately $0.8 million related to a legal action in the SunOpta BioProcess Group and costs related to ongoing matters related to the 2007 financial restatement. 2008 adjusted earnings1 reflect pre-tax costs of $7.7 million related to the Company’s investigation and actions into the write down in the SunOpta Fruit Group Berry Operations and subsequent financial restatement, including severance.

At June 30, 2009 the Company’s balance sheet reflects a current working capital ratio of 1.57 to 1.00, long-term debt to equity ratio of 0.47 to 1.00 and total debt to equity ratio of 0.80 to 1.00. The Company has total assets of $594.0 million and a net book value of $3.56 per outstanding share.

During the three month period ended June 30, 2009, cash utilized to fund working capital decreased $15.4 million versus the second quarter of 2008, indicative of efforts to reduce working capital, especially inventories, across the Company. During the second quarter the Company generated cash from operating activities of $11.5 million, reflecting a significant improvement versus cash used in operational activities in the three month period ended June 30, 2008 of $6.3 million, an improvement of $17.8 million. During the second quarter of 2009, the Company repayed debt of $5.3 million as compared to borrowing $9.8 million in the second quarter of 2008 and has realized a reduction in net debt of $44.3 million versus June 30, 2008.

1Adjusted earnings is not a GAAP measure. SunOpta believes adjusted earnings (adjusted for the impact of non recurring start-up and operational costs, severance and closure costs, marketing costs in support of brand relaunches and certain professional fees) provides useful information to understand the underlying performance of the business and as a result these items have been adjusted. A reconciliation of this non-GAAP measure to GAAP is included on the last page of this release.

As previously announced, the Company reached an agreement with its lending syndicate to extend the term on its operating facilities, scheduled for renewal on June 30, 2009, through to December 31, 2009. As part of this agreement the Company negotiated a waiver of financial covenants for the first quarter of 2009 and amended certain covenants for the balance of the fiscal year. As at June 30, 2009, the Company is in compliance with these amended financial covenants. The Company has started the process to convert its current syndicated operating lines to facilities which it anticipates will provide more flexibility and better utilize the Company’s strong asset base, and is currently on target to complete this process no later than the end of the current fiscal year.

Steve Bromley, President and Chief Executive Officer of SunOpta commented: “We are pleased with the improvement in our earnings results for the second quarter combined with continued improvement in cash generated from operations. The Company’s primary focus remains the improvement of operating margins and return on assets employed, to be realized through a combination of aggressive working capital management and continuous improvement initiatives. While we are seeing some improvement in market conditions, we remain focused on our cost control, efficiency, product development and asset utilization initiatives and believe that these will position the Company for improved returns as we move forward. We remain confident that our core food operations are well positioned as interest in health and wellness continues to gain attention around the globe.”

As previously announced, as a result of uncertain and rapidly changing world-wide macroeconomic conditions, the Company will not be providing specific revenue and earnings guidance for 2009. The Company will continue to provide updates when appropriate related to material changes in business affairs resulting from changes in the business and related economic conditions.

The Company plans to host a conference call at 10:00 AM Eastern Time on Friday, August 7, 2009, to discuss these results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1 (866) 322 - 1159 or (416) 640 - 3404 followed by pass code: 4137191#. A replay number can also be accessed between August 7th and 17th with the toll free dial-in number (888) 203 -1112 or (647) 436 - 0148 followed by pass code: 4137191#.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.5% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. SunOpta believes that each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, management’s expectations regarding future benefits of additional pre-tax costs, intended revitalization of a number natural health products brands, benefits of new banking arrangements, continued and increasing interest in the health and wellness consumer markets, as well as cost cutting, efficiency and restructuring measures, and overall improved returns for 2009. The terms and phrases “expected”, “continues”, “scheduled”, “better utilize” “future performance”, “will”, “on target”, “positioned”, “remain focused”, “believe”, “confident”, “anticipates”, “improved returns”and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, applicable tax legislation, consumer trends, preferences and spending patterns, product pricing levels, current customer demand, competitive intensity, cost rationalization, product development initiatives, and discussions with the Company’s lenders to date. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential refusal or inability of the Company to renew its syndicated credit facilities and/or continue to waive certain covenants and other risks described from time to time under “Risk Factors” in the Company’s Annual Report of Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Jeremy N. Kendall, Chairman
Steve Bromley, President & CEO
Eric Davis, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Condensed Consolidated Statements of Operations
For the three month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	June 30,	June 30,
	2009	2008
	$	$

Revenues	257,725	291,945	-11.7%

Cost of goods sold	219,644	246,077	-10.7%

Gross profit	38,081	45,868	-17.0%

Warehousing and distribution expenses	4,494	5,448	-17.5%
Selling, general and administrative expenses	27,279	34,700	-21.4%
Intangible asset amortization	1,332	1,508	-11.7%
Other expense, net	109	-	n/m
Foreign exchange gain	(982)	(1,279)	-23.2%

Earnings before the following	5,849	5,491	6.5%

Interest expense, net	3,470	3,601	-3.6%

Earnings before income taxes	2,379	1,890	25.9%

Provision for income taxes	833	473	76.1%

Earnings for the period	1,546	1,417	9.1%

(Loss) earnings for the period attributable to non-controlling interests	(234)	698	-133.5%

Earnings for the period attributable to SunOpta Inc.	1,780	719	147.6%

Earnings per share for the period

Basic	$0.03	$0.01

Diluted	$0.03	$0.01

SunOpta Inc.
Condensed Consolidated Statements of Operations
For the six month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	June 30,	June 30,
	2009	2008
	$	$

Revenues	489,799	522,389	-6.2%

Cost of goods sold	418,071	436,320	-4.2%

Gross profit	71,728	86,069	-16.7%

Warehousing and distribution expenses	8,955	10,894	-17.8%
Selling, general and administrative expenses	54,131	62,511	-13.4%
Intangible asset amortization	2,763	2,766	-0.1%
Other income, net	(77)	-	n/m
Foreign exchange loss (gain)	281	(991)	-128.4%

Earnings before the following	5,675	10,889	-17.8%

Interest expense, net	6,341	6,501	-2.5%

(Loss) earnings before income taxes	(666)	4,388	-115.2%

(Recovery of) provision for income taxes	(233)	1,122	-120.8%

(Loss) earnings for the period	(433)	3,266	-113.3%

(Loss) earnings for the period attributable to non-controlling interests	(556)	1,061	-152.4%

Earnings for the period attributable to SunOpta Inc.	123	2,205	-94.4%

Earnings per share for the period

Basic	$0.00	$0.03

Diluted	$0.00	$0.03

SunOpta Inc.
Consolidated Balance Sheets
As at June 30, 2009 and December 31, 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	June 30,	December 31,
	2009	2008
	$	$
Assets

Current assets
Cash and cash equivalents	21,592	24,755
Short-term investments	1,500	-
Accounts receivable	106,014	95,129
Inventories	194,933	200,689
Prepaid expenses and other current assets	20,631	14,448
Current income taxes recoverable	1,293	595
Deferred income taxes	5,209	493
	351,172	336,109

Property, plant and equipment	112,999	110,641
Goodwill	55,121	54,022
Intangible assets	61,860	63,161
Deferred income taxes	11,931	16,160
Other assets	925	954
	594,008	581,047
Liabilities

Current liabilities
Bank indebtedness	78,087	67,164
Accounts payable and accrued liabilities	112,075	106,989
Customer and other deposits	725	1,228
Other current liabilities	4,197	4,437
Current portion of long-term debt	28,459	12,174
Current portion of long-term liabilities	-	1,362
	223,543	193,354

Long-term debt	78,928	99,353
Long-term liabilities	4,784	5,017
Deferred income taxes	13,359	13,614
	320,614	311,338

Preferred shares of a subsidiary company	27,991	27,796

Equity
SunOpta Inc. Shareholders’ Equity
Capital stock	178,270	177,858
64,846,560 common shares (2008 – 64,493,320)
Additional paid in capital	7,463	6,778
Retained earnings	41,032	40,909
Accumulated other comprehensive income	4,010	1,266
Total SunOpta Inc. Shareholders’ Equity	230,775	226,811
Non-controlling interest	14,628	15,102
Total Equity	245,403	241,913
	594,008	581,047

SunOpta Inc.
Condensed Consolidated Statements of Cash Flow
For the three month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	June 30,	June 30,
	2009	2008
	$	$

Cash provided by (used in)

Operating activities
Earnings for the period	1,546	1,417
Items not affecting cash
Amortization	4,904	5,135
Unrealized loss on a foreign exchange	291	389
Deferred income taxes	1,861	(413)
Other	1,243	934
Changes in non-cash working capital, net of businesses acquired	1,630	(13,780)

	11,475	(6,318)

Investing activities
Acquisition of businesses, net of cash acquired	-	(4,111)
Decrease (increase) in short-term investments	15,000	(20,000)
Purchases of property, plant and equipment, net	(4,255)	(3,164)
Payment of deferred purchase consideration	(1,000)	(255)
Purchase of patents, trademarks and other intangible assets	(138)	(32)
Other	(2,282)	117

	7,325	(27,445)

Financing activities
(Decrease) increase in line of credit facilities	(2,756)	12,129
Proceeds from the issuance of common shares	214	41
Repayment of long-term debt	(2,510)	(2,296)
Other	(8)	16

	(5,060)	9,890

Foreign exchange gain (loss) on cash held in a foreign currency	447	(5)

Increase (decrease) in cash and cash equivalents during the period	14,187	(23,878)

Cash and cash equivalents – beginning of the period	7,405	33,001

Cash and cash equivalents – end of the period	21,592	9,123

SunOpta Inc.
Condensed Consolidated Statements of Cash Flow
For the six month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	June 30,	June 30,
	2009	2008
	$	$

Cash provided by (used in)

Operating activities
(Loss) earnings for the period	(433)	3,266
Items not affecting cash
Amortization	9,635	9,513
Unrealized (gain) loss on foreign exchange	(234)	389
Deferred income taxes	63	75
Other	768	996
Changes in non-cash working capital, net of businesses acquired	(2,844)	(25,207)

	6,955	(10,968)

Investing activities
Acquisition of businesses, net of cash acquired	-	(4,111)
Increase in short-term investments	(1,500)	(20,000)
Purchases of property, plant and equipment, net	(8,843)	(5,530)
Payment of deferred purchase consideration	(1,500)	(755)
Purchase of patents, trademarks and other intangible assets	(202)	(122)
Other	(2,232)	169

	(14,277)	(30,349)

Financing activities
Increase in line of credit facilities	9,246	16,981
Borrowings under long-term debt	716	13,075
Proceeds from the issuance of common shares	412	260
Repayment of long-term debt	(6,529)	(10,253)
Other	61	100

	3,906	20,163

Foreign exchange (gain) loss on cash held in a foreign subsidiary	253	(25)

Decrease in cash and cash equivalents during the period	(3,163)	(21,179)

Cash and cash equivalents – beginning of the period	24,755	30,302

Cash and cash equivalents – end of the period	21,592	9,123

SunOpta Inc.
Segmented Information
For the three month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2009
	SunOpta	Opta	SunOpta	Corporate
	Food Group	Minerals	BioProcess	Services	Consolidated
	$	$	$	$	$

Total revenues from external customers	243,266	14,340	119	-	257,725

Segment operating income (loss)	7,794	(109)	(836)	(891)	5,958

The SunOpta Food Group has the following segmented reporting:

	Three Months Ended
	June 30, 2009
	SunOpta			International			SunOpta
	Grains and	SunOpta	SunOpta	Sourcing &		SunOpta	Food
	Foods	Ingredients	Fruit	Trading		Distribution	Group
	$	$	$		$	$	$

Total revenues from external customers	89,717	16,213	39,859	39,110		58,367	243,266

Segment operating income	5,213	1,890	623	9		59	7,794

	Three Months Ended
	June 30, 2008
	SunOpta	Opta	SunOpta	Corporate
	Food Group	Minerals	BioProcess	Services	Consolidated
	$	$	$	$	$

Total revenues from external customers	266,226	25,248	471	-	291,945

Segment operating income (loss)	9,051	3,351	(755)	(6,156)	5,491

The SunOpta Food Group has the following segmented reporting:

	Three Months Ended
	June 30, 2008
	SunOpta			International			SunOpta
	Grains and	SunOpta	SunOpta	Sourcing &		SunOpta	Food
	Foods	Ingredients	Fruit	Trading		Distribution	Group
	$	$	$		$	$	$

Total revenues from external customers	86,487	16,826	41,461	52,571		68,881	266,226

Segment operating income (loss)	5,601	586	(1,906)	1,625		3,145	9,051

SunOpta Inc.
Segmented Information
For the six month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	Six Months Ended
	June 30, 2009
	SunOpta	Opta	SunOpta	Corporate
	Food Group	Minerals	BioProcess	Services	Consolidated
	$	$	$	$	$

Total revenues from external customers	460,602	29,065	132	-	489,799

Segment operating income (loss)	10,540	(861)	(1,594)	(2,487)	5,598

The SunOpta Food Group has the following segmented reporting:

	Six Months Ended
	June 30, 2009
	SunOpta			International		SunOpta
	Grains	SunOpta	SunOpta	Sourcing &	SunOpta	Food
	and Foods	Ingredients	Fruit	Trading	Distribution	Group
	$	$	$	$	$	$

Total revenues from external customers	164,056	29,753	77,461	74,293	115,039	460,602

Segment operating income (loss)	9,148	2,712	(534)	(1,163)	377	10,540

	Six Months Ended
	June 30, 2008
	SunOpta	Opta	SunOpta	Corporate
	Food Group	Minerals	BioProcess	Services	Consolidated
	$	$	$	$	$

Total revenues from external customers	475,168	46,618	603	-	522,389

Segment operating income (loss)	15,279	5,355	(1,637)	(8,108)	10,889

The SunOpta Food Group has the following segmented reporting:

	Six Months Ended
	June 30, 2009
	SunOpta			International		SunOpta
	Grains	SunOpta	SunOpta	Sourcing &	SunOpta	Food
	and Foods	Ingredients	Fruit	Trading	Distribution	Group
	$	$	$	$	$	$

Total revenues from external customers	159,042	33,774	78,629	65,300	138,423	475,168

Segment operating income (loss)	11,094	1,604	(5,974)	1,885	6,670	15,279

SunOpta Inc.
Non-GAAP Reconciliation
For the three month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	For the Three Months Ended June 30,
	2009		2009	2008
	GAAP	Adjustments	Adjusted	Adjusted

Revenues	257,725	-	257,725	291,945
Cost of goods sold	219,644	(1,463)	218,181	246,077

Gross profit	38,081	1,463	39,544	45,868

Warehousing and distribution expenses	4,494	-	4,494	5,448
Selling, general and administrative expenses	27,279	(1,984)	25,295	28,348
Intangible asset amortization	1,332	-	1,332	1,508
Other expense, net	109	(109)	-	-
Foreign exchange gain	(982)	-	(982)	(1,279)

Earnings before the following	5,849	3,556	9,405	11,843

Interest expense, net	3,470	-	3,470	3,601

Earnings before income taxes	2,379	3,556	5,935	8,242

Provision for income taxes	833	1,081	1,914	2,474

Earnings for the period	1,546	2,475	4,021	5,768

(Loss) earnings for the period attributable to non- controlling interests	(234)	-	(234)	698

Earnings for the period attributable to SunOpta Inc.	1,780	2,475	4,255	5,070

Earnings per share for the period
Basic	0.03	0.04	0.07	0.08
Diluted	0.03	0.04	0.07	0.08

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
	Impact on	Impact on	Impact on	Impact on
	earnings before	provision for	earnings before	provision for
	income taxes	income taxes	Income taxes	Income taxes

Non-recurring start-up and operations costs	1,463	512	-	-
Cost of sales	1,463	512	-	-

Severance costs and related plant closure expenses	635	222	2,048	645
Up front marketing costs in support of brand re-launches	687	240	-	-
Professional fees incurred	662	70	4,304	1,356
	1,984	532	6,352	2,001

Closing costs	109	37	-	-
Other expense, net	109	37	-	-

Total adjustments	3,556	1,081	6,352	2,001

SunOpta Inc.
Non-GAAP Reconciliation
For the six month periods ended June 30, 2009 and 2008
(Expressed in thousands of U.S. dollars)
(Unaudited)

	For the Six Months Ended June 30,
	2009		2009	2008
	GAAP	Adjustments	Adjusted	Adjusted

Revenues	489,799	-	489,799	522,389
Cost of goods sold	418,071	(2,464)	415,607	436,320

Gross profit	71,728	2,464	74,192	86,069

Warehousing and distribution expenses	8,955	-	8,955	10,894
Selling, general and administrative expenses	54,131	(3,339)	50,792	54,791
Intangible asset amortization	2,763	-	2,763	2,766
Other income, net	(77)	(109)	(186)	-
Foreign exchange (loss) gain	281	-	281	(991)

Earnings before the following	5,675	5,912	11,587	18,609

Interest expense, net	6,341	-	6,341	6,501

(Loss) Earnings before income taxes	(666)	5,912	5,246	12,108

(Recovery of) provision for income taxes	(233)	1,906	1,673	3,554

(Loss) earnings for the period	(433)	4,006	3,573	8,554

(Loss) earnings for the period attributable to non- controlling interests	(556)	-	(556)	1,061

Earnings for the period attributable to SunOpta Inc.	123	4,006	4,129	7,493

Earnings per share for the period
Basic	0.00	0.06	0.06	0.12
Diluted	0.00	0.06	0.06	0.12

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
	Impact on	Impact on	Impact on	Impact on
	earnings before	provision for	Earnings before	provision for
	income taxes	income taxes	Income taxes	Income taxes

Non-recurring start-up and operations costs	2,464	862	-	-
Cost of sales	2,464	862	-	-

Severance costs and related plant closure expenses	1,377	482	2,048	645
Up front marketing costs in support of brand re-launches	1,159	406	-	-
Professional fees incurred in relation to the internal investigation	803	119	5,672	1,787
	3,339	1,007	7,720	2,432

Closing costs	109	37	-	-
Other expense, net	109	37	-	-

Total adjustments	5,912	1,906	7,720	2,432